Exhibit 99.2

C O M B I N E D    F I N A N C I A L    S T A T E M E N T S

Morgan Keegan & Company, Inc. and Affiliates

As of December 31, 2010 and 2009 and for Each of

the Three Years in the Period Ended December 31, 2010

With Report of Independent Registered Public Accounting Firm

Morgan Keegan & Company, Inc. and Affiliates

Combined Financial Statements

As of December 31, 2010 and 2009 and for

Each of the Three Years in the Period Ended December 31, 2010

Contents

Report of Independent Registered Public Accounting Firm	1

Audited Combined Financial Statements

Combined Statements of Financial Condition	2
Combined Statements of Operations	3
Combined Statements of Changes in Stockholder’s Equity	4
Combined Statements of Cash Flows	5
Notes to Combined Financial Statements	6

Report of Independent Registered Public Accounting Firm

The Board of Directors

Morgan Keegan & Company, Inc. and Affiliates

We have audited the accompanying combined statements of financial condition of Morgan Keegan & Company, Inc. and affiliates (together, the Company) as of December 31, 2010 and 2009, and the related combined statements of operations, changes in stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 2010 and 2009, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

January 17, 2012

Morgan Keegan & Company, Inc. and Affiliates

Combined Statements of Financial Condition

	December 31
Assets	2010	2009

	(In thousands, except share data)
Cash	$36,642	$47,606
Securities segregated for regulatory purposes, at fair value	153,900	113,900
Deposits with clearing organizations and others	33,425	24,917
Receivables from brokers, dealers and clearing organizations	271,484	291,895
Receivables from customers	399,600	397,895
Securities purchased under agreements to resell	195,495	377,926
Securities owned, at fair value	812,248	926,341
Memberships in exchanges, at cost (estimated market value $2,516 at Dec. 31, 2009)	–	90
Furniture, equipment, and leasehold improvements, less allowances for depreciation and amortization of $49,805 at Dec. 31, 2010 and $34,595 at Dec. 31, 2009	37,963	35,864
Derivatives	226,018	143,275
Goodwill	544,608	544,608
Other assets	294,456	290,018

Total assets	$3,005,839	$3,194,335

Liabilities and stockholder’s equity
Liabilities:
Short-term borrowings	$95,069	$–
Due to affiliate	59,507	106,456
Payables to brokers and dealers and clearing organizations	45,019	49,329
Payables to customers	323,874	423,889
Customer drafts payable	48,998	36,529
Securities sold under agreements to repurchase	176,964	448,208
Securities sold, not yet purchased, at fair value	173,648	266,192
Derivatives	226,018	143,275
Other liabilities	544,415	332,151

Total liabilities	1,693,512	1,806,029

Stockholder’s equity:
Common stock, par value $.625 per share: authorized shares 100,000,000; 29,404,235 issued and outstanding shares	18,378	18,378
Additional paid-in capital	559,265	559,233
Retained earnings	734,684	810,695

Total stockholder’s equity	1,312,327	1,388,306

Total liabilities and stockholder’s equity	$3,005,839	$3,194,335

See accompanying notes.

Morgan Keegan & Company, Inc. and Affiliates

Combined Statements of Operations

	Year Ended December 31,
Revenues	2010	2009	2008

	(In thousands)
Commissions	$217,887	$201,823	$248,637
Principal transactions	413,102	442,109	282,762
Investment banking	245,797	196,273	198,914
Interest	40,066	62,938	88,573
Investment management fees	88,848	103,265	133,732
Other	66,454	47,643	80,475

	1,072,154	1,054,051	1,033,093

Expenses
Compensation	676,449	621,915	574,123
Floor brokerage and clearance	15,792	13,253	12,926
Communications	62,120	61,448	59,557
Travel and promotional	18,965	18,213	21,644
Occupancy and equipment cost	49,622	46,712	42,307
Interest	6,910	10,023	38,022
Taxes, other than income taxes	29,126	28,220	28,088
Other operating expenses	262,523	169,269	160,005

	1,121,507	969,053	936,672

(Loss) income before income taxes	(49,353)	84,998	96,421
Income tax expense	26,658	33,824	35,882

Net (loss) income	$(76,011)	$51,174	$60,539

See accompanying notes.

Morgan Keegan & Company, Inc., and Affiliates

Combined Statements of Changes in Stockholder’s Equity

			Additional
	Common Stock		Paid-in	Retained	Stockholder’s
	Shares	Amount	Capital	Earnings	Equity

	(In thousands, except share data)
Balance at January 1, 2008	29,404,235	$18,378	$559,003	$698,982	$1,276,363
Capital contribution from parent	–	–	230	–	230
Net income	–	–	–	60,539	60,539

Balance at December 31, 2008	29,404,235	18,378	559,233	759,521	1,337,132
Net income	–	–	–	51,174	51,174

Balance at December 31, 2009	29,404,235	18,378	559,233	810,695	1,388,306
Capital contribution from parent	–	–	32	–	32
Net loss	–	–	–	(76,011)	(76,011)

Balance at December 31, 2010	29,404,235	$18,378	$559,265	$734,684	$1,312,327

See accompanying notes.

Morgan Keegan & Company, Inc. and Affiliates

Combined Statements of Cash Flows

	Year ended December 31,
Operating activities	2010	2009	2008

	(In thousands)
Net (loss) income	$(76,011)	$51,174	$60,539
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net loss on sale of firm investments	–	–	3,818
Depreciation and amortization	21,835	21,887	20,067
Deferred income taxes	(9,756)	32,181	(31,901)

	(63,932)	105,242	52,523
(Increase) decrease in operating assets:
Securities segregated for regulatory purposes, at market	(40,000)	47,000	23,200
Deposits with clearing organizations and others	(8,508)	(7,065)	2,737
Receivables from brokers and dealers and clearing organizations	20,411	(99,802)	(41,031)
Receivables from customers	(1,706)	23,475	23,993
Securities purchased under agreements to resell	182,432	(18,706)	197,524
Securities owned, at fair value	114,093	(69,955)	50,139
Interest rate swap assets	(82,743)	228,521	(321,235)
Other assets	(850)	(22,932)	(101,559)

Increase (decrease) in operating liabilities:
Payables to brokers and dealers and clearing organizations	(4,310)	29,171	(10,625)
Payables to customers	(100,015)	(6,737)	(74,861)
Customer drafts payable	12,469	(10,810)	(3,480)
Securities sold under agreements to repurchase	(271,245)	20,608	(213,777)
Securities sold, not yet purchased, at fair value	(92,544)	58,968	(10,131)
Interest rate swap liabilities	82,743	(228,521)	321,235
Other liabilities	212,263	25,482	2,691

	22,490	(31,303)	(155,180)

Net cash (used in) provided by operating activities	(41,442)	73,939	(102,657)

Investing activities
Net proceeds from sales of firm investments	–	–	6,705
Purchases of furniture, equipment, and leasehold improvements	(17,675)	(11,061)	(14,271)

Net cash used in investing activities	(17,675)	(11,061)	(7,566)

Financing activities
Capital contribution from Parent	32	–	230
Net increase (decrease ) in short-term borrowings	95,069	(67,600)	67,600
Net increase (decrease) in due to affiliates	(46,948)	11,022	25,434

Net cash (used in) provided by financing activities	48,153	(56,578)	93,264

Net (decrease) increase in cash	(10,964)	6,300	(16,959)
Cash at beginning of year	47,606	41,306	58,265

Cash at end of year	$36,642	$47,606	$41,306

Income tax payments totaled $29,663 in 2010, $13,183 in 2009, and $68,269 in 2008.

Interest payments totaled $9,782 in 2010, $13,418 in 2009, and $43,872 in 2008.

See accompanying notes.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements

As of December 31, 2010 and 2009 and

For Each of the Three Years In the Period Ended December 31, 2010

1. Description of the Company and Basis of Presentation

The combined financial statements include the accounts of Morgan Keegan & Company, Inc. (Morgan Keegan); its subsidiary, MK Asset, Inc.; and its affiliate, MK Holding, Inc. (together, the Company). The combined financial statements also include the accounts of the following subsidiaries of MK Holding, Inc.: Albrecht & Associates of Delaware, Inc.; Morgan Properties, LLC; Morgan Keegan Mortgage Company, Inc.; Morgan Keegan Financial Products, Inc.; Morgan Keegan Capital Services, LLC; Morgan Keegan Municipal Products, Inc.; Morgan Keegan Structured Products, Inc.; Morgan Keegan Fund Management, Inc.; Merchant Bankers, Inc.; and Morgan Keegan Investment Management, Inc. The combined financial statements do not include the accounts of Morgan Asset Management, Inc. (MAM) and Athletic Resource Management, each a subsidiary of MK Holding, Inc.; however, the accounts of Former WT, Inc., a subsidiary of MAM, are included. All material intercompany balances and transactions have been eliminated.

Morgan Keegan is registered as a securities broker-dealer under the Securities Exchange Act of 1934 and is a wholly owned subsidiary of Regions Financial Corporation, Inc. (the Parent or Regions). Morgan Keegan is principally engaged in providing a broad range of investment services to its clients from 300 offices in 20 states, with a geographic area of concentration in the southeastern United States. These services include the underwriting, distribution, trading and brokerage of equity and debt securities, as well as the sale of mutual funds and other investment products. In addition, the Company provides investment management services to its retail and institutional clients and trust services to its retail clients. Morgan Keegan is a member of the Financial Industry Regulatory Authority and a member of certain principal exchanges.

MK Asset, Inc. was incorporated on June 12, 2001, in the state of Delaware and is a wholly owned subsidiary of Morgan Keegan. MK Asset, Inc. holds title to all of Morgan Keegan’s intellectual property and is responsible for licensing and protecting all trademarks and trade names.

MK Holding, Inc. was incorporated on March 27, 2001, in the state of Alabama and is a wholly owned subsidiary of Regions. MK Holding, Inc. is a holding company for all Morgan Keegan-affiliated entities.

Albrecht & Associates of Delaware, Inc. was incorporated on November 25, 1998, in the state of Delaware and is a wholly owned subsidiary of MK Holding, Inc. Albrecht & Associates of Delaware, Inc. is a Houston, Texas-based investment banking boutique specializing in the oil and gas industry.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

1. Description of the Company and Basis of Presentation (continued)

Morgan Properties, LLC was incorporated on May 13, 1996, in the state of Tennessee and is a wholly owned subsidiary of MK Holding, Inc. Morgan Properties, LLC was established to hold real estate, fixed assets, proprietary investments and venture capital investments.

Morgan Keegan Mortgage Company, Inc. (the Mortgage Company) was incorporated on March 28, 1984, in the state of Tennessee and is a wholly owned subsidiary of MK Holding, Inc. The Mortgage Company purchases fixed-rate and adjustable-rate residential real estate mortgage loans and loan portfolios from various financial institutions throughout the United States and sells them to other institutions on behalf of Morgan Keegan at no gain or loss to the Mortgage Company. These sales have been eliminated through consolidation.

Morgan Keegan Financial Products, Inc. (MKFP) was incorporated on April 11, 2005, in the state of Tennessee and is a wholly-owned subsidiary of MK Holding, Inc. MKFP enters into derivative transactions (primarily interest rate swaps) with customers of Morgan Keegan. For every derivative transaction entered into with a customer, MKFP is required to enter into a mirror transaction with a credit support provider, Deutsche Bank AG. Due to this “pass-through” structure, MKFP retains none of the credit or market risk of the derivative transactions; this risk lies with the credit support provider.

Morgan Keegan Capital Services, LLC (MKCS) was incorporated on April 8, 2009, in the state of Delaware and is a wholly owned subsidiary of MK Holding, Inc. MKCS is a special-purpose entity created to enter into derivatives transactions, including, but not limited to, interest rate swaps, options, and combinations of those instruments, primarily with financial institution and not-for-profit counterparties. The “pass-through” structure of the derivatives program is such that the financial obligations of MKCS are assigned or otherwise transferred to the credit support provider, The Bank of New York Mellon, in the event of default or termination of the derivative transaction.

Morgan Keegan Municipal Products, Inc. (MKMP) was incorporated on May 15, 1997, in the state of Tennessee and it is a wholly owned subsidiary of MK Holding, Inc. Morgan Keegan historically has maintained a note program as a service to its housing finance agency clients to capture and reserve tax-exempt volume allocations for low-income housing. Some of the Notes purchased by Morgan Keegan are placed in trust where receipts evidencing beneficial interest in the notes are sold to investors. MKMP is the holder of Residual Trust Receipts, which entitles

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

1. Description of the Company and Basis of Presentation (continued)

Morgan Keegan to the surplus, if any, created by the trust. MKMP has also been used as a trust vehicle, including as trust sponsor for non-housing municipal bonds, such as variable-rate demand bonds.

Morgan Keegan Structured Products, Inc. (MKSP) was originally incorporated as Morgan Keegan Municipal Products II on December 11, 1997, in the State of Delaware and is a wholly owned subsidiary of MK Holding, Inc. MKSP is involved in various structured product offerings of Morgan Keegan.

Morgan Keegan Fund Management, Inc. (MKFM) was originally incorporated as Morgan Keegan Managed Futures, Inc. on November 21, 1988, in the state of Tennessee and is a wholly owned subsidiary of MK Holding, Inc. MKFM is a registered investment advisor and serves as the managing member of three funds of hedge funds and two hedge funds. As managing member, MKFM is responsible for the day-to-day administration of each Fund’s business and is primarily responsible for the determination and implementation of its investment strategy.

Merchant Bankers, Inc. (MBI) was incorporated on September 4, 1991, in the state of Tennessee and is a wholly owned subsidiary of MK Holding, Inc. MBI serves as the general partner for various private equity funds which invest in a diversified portfolio of private companies, providing capital to early stage and growth companies.

Morgan Keegan Investment Management, Inc. (MKIM) was originally incorporated as MK Realty, Inc. on June 7, 1996, in the state of Delaware and is a wholly owned subsidiary of MK Holding, Inc. MKIM is the general partner of several limited partnerships of private equity fund of funds. The limited partnerships invest substantially all of their assets with selected nonaffiliated private equity funds, all of which have an investment objective of achieving high annual returns from a portfolio of equity and debt investments.

Former WT, Inc., formerly known as WealthTrust, Inc., a provider of comprehensive wealth management services for clients with portfolios in excess of $500,000, was incorporated on June 24, 1997, in the state of Tennessee and is a wholly owned subsidiary of Morgan Asset Management, Inc. Assets of WealthTrust, Inc. were sold in 2006. In conjunction with the sale, operations ceased and the name changed to Former WT, Inc.; however, an investment and note receivable related to the sale remain in this entity.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

1. Description of the Company and Basis of Presentation (continued)

The Company has evaluated subsequent events for potential recognition and disclosure through January 9, 2012, the date these financial statements were issued.

2. Significant Accounting Policies

Cash and Cash Equivalents

The Company defines cash equivalents as all highly liquid investments with original maturities of less than ninety days which are not held for sale in the ordinary course of business. Cash and cash equivalents may include deposits with banks, certificates of deposit and money market mutual funds.

Securities Segregated for Regulatory Purposes

Morgan Keegan is subject to Rule 15c3-3 under the Securities Exchange Act of 1934, which requires Morgan Keegan to maintain cash or qualified securities in a segregated reserve account for the exclusive benefit of its clients. In accordance with Rule 15c3-3, Morgan Keegan has portions of its cash segregated for the exclusive benefit of clients at December 31, 2010 and 2009.

Receivables From and Payables to Brokers, Dealers, and Clearing Organizations

Amounts receivable from and payable to brokers, dealers and clearing organizations include amounts due on failed securities transactions, as well as securities loaned or borrowed.

Securities Borrowed and Securities Loaned

Securities borrowed and securities loaned transactions are generally reported as collateralized financings except where letters of credit or other securities are used as collateral. Securities borrowed transactions require Morgan Keegan to deposit cash, letters of credit, or other collateral with the lender. Securities loaned transactions require the borrower to deposit cash or other collateral with Morgan Keegan. Generally, this amount is in excess of the market value of securities loaned. Morgan Keegan monitors the market value of securities borrowed and loaned on a daily basis, with additional collateral obtained or refunded as necessary. Securities loaned and securities borrowed are included in receivables and payables from/to brokers, dealers and

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

clearing organizations on the combined statements of financial condition, as applicable. Interest is accrued on securities borrowed and securities loaned transactions and is included in other assets or other liabilities on the combined statements of financial condition and the respective interest balances on the combined statements of operations.

Receivables from Customers

Receivables from customers include amounts arising from uncompleted transactions and from margin balances. Securities, which are owned by customers but held as collateral for receivables from customers, are not included in the combined financial statements.

Securities Purchased Under Agreements to Resell

Securities purchased under agreements to resell (reverse repurchase agreements) and securities sold under agreements to repurchase (repurchase agreements) are collateralized by U.S. Government and agency obligations and are carried at the amounts at which the securities will be subsequently resold or repurchased. Interest is accrued on repurchase or resale contract amounts and is included in other assets or other liabilities on the combined statement of financial condition and the respective interest balances on the combined statement of operations.

Financial Instruments

The Company measures certain financial assets and liabilities at fair value on a recurring basis, including cash equivalents; securities and investments owned; securities sold, not yet purchased; and derivatives. Other financial instruments are generally short-term in nature, and their carrying values approximate fair value.

The Company defines fair value as the price received to transfer an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses a hierarchy of valuation inputs to measure fair value which prioritizes the inputs into three broad levels:

Level 1:	where the valuation is based on quoted market prices for identical assets or liabilities traded in active markets (which include exchanges and over-the-counter markets with sufficient volume);

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Level 2:

where the valuation is based on quoted market prices for similar instruments traded in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market; and

Level 3:

where the valuation is generated from model-based techniques that use significant assumptions not observable in the market, but observable based on Company-specific data. These unobservable assumptions reflect the Company’s own estimates for assumptions that market participants would use in pricing the asset or liability. Valuation techniques typically include option pricing models, discounted cash flow models and similar techniques, but may also include the use of market prices of assets or liabilities that are not directly comparable to the subject asset or liability.

Securities owned and securities sold, not yet purchased are recorded at fair value, and primarily consist of U.S. government obligations, state and municipal obligations, corporate bonds, banker’s acceptances, equity securities and other investments. The Company uses quoted market prices of identical assets on active exchanges, or Level 1 measurements. Where such quoted market prices are not available, the Company typically employs quoted market prices of similar instruments (including matrix pricing) and/or discounted cash flows to estimate a value of these securities, or Level 2 measurements. Level 2 discounted cash flow analyses are typically based on market interest rates, prepayment speeds and/or option adjusted spreads. Level 3 measurements include discounted cash flow analyses based on assumptions that are not readily observable in the market place. Such assumptions include projections of future cash flows, including loss assumptions, and discount rates.

•

U.S. government obligations are valued based on quoted market prices of identical assets on active exchanges (Level 1 measurements as described above) and also using data from third-party pricing services for similar securities as applicable. Pricing from these third-party services is generally based on quoted market prices of similar instruments (including matrix pricing); these valuations are Level 2 measurements. Where such comparable data is not available, the Company develops valuations based on assumptions that are not readily observable in the market place; these valuations are Level 3 measurements.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

•

State and municipal obligations are generally based on data from third party pricing services for similar securities (Level 2 measurements as described above). Where such comparable data is not available, the Company develops valuations based on assumptions that are not readily observable in the market place; these valuations are Level 3 measurements. For example, auction-rate securities fall into this category. For these instruments, internal pricing models assume converting the securities into fixed-rate debt securities with similar credit ratings and maturity dates based on management’s estimates of the term of the securities. Assumed terms generally fall within a range of one to four years.

•	Corporate bonds, banker’s acceptances and other investments are valued based on Level 2 and 3 measurements, depending on pricing methodology selected.

•	Equity securities are valued based on quoted market prices of identical assets on active exchanges; these valuations are Level 1 measurements.

To validate pricing related to investment securities held in the trading account assets and liabilities portfolios, pricing received from third-party pricing services is compared to available market data for reasonableness and/or pricing information from other third-party pricing services. Insignificant pricing adjustments may be made by traders to individual securities based upon the trader’s opinion of value. When such adjustments are made, the Company classifies the measurement as a Level 3 measurement.

MKFP records the value of each derivative transaction at fair value in either other assets or other liabilities in the combined statements of financial condition and in the operating section of the combined statements of cash flows as increases and decreases of other assets and other liabilities. The changes in fair value associated with each side of the mirror transactions will exactly offset each other. The fair values of the derivative assets and derivative liabilities are estimated using a model that captures data from independent pricing sources to project future cash flows, and fall within Level 2 of the Company’s hierarchy of valuation inputs to measure fair value. The cash flows are then discounted to derive an estimate of fair value.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Memberships in Exchanges

Morgan Keegan maintains memberships on various domestic exchanges. Exchange memberships owned by Morgan Keegan are carried at cost. Assessments of the potential impairment of carrying value are performed. There were no exchange membership impairments in 2010, 2009 or 2008.

Furniture, Equipment, and Leasehold Improvements

Furniture, equipment and leasehold improvements are carried at cost. Depreciation and amortization are provided on the straight-line basis over the estimated useful lives of furniture, equipment and leasehold improvements.

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable and exceeds its fair value. When such an event occurs, the Company compares the sum of the undiscounted expected future cash flows of the asset (asset group) with the carrying amounts of the asset. If the undiscounted expected future cash flows are less than the carrying value of the assets, the Company measures the amount of impairment loss as the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses were recorded in 2010, 2009 or 2008.

Goodwill and Intangible Assets

The cost in excess of fair value of identifiable net assets of businesses acquired is recorded as goodwill. An analysis is performed at least annually to compare the fair value of the reporting units to the carrying amount to determine if any impairment exists. The Company performs its annual impairment assessment as of October 1 of each fiscal year, unless circumstances dictate an interim assessment is necessary. No impairment losses were recorded in 2010, 2009 or 2008.

Other identifiable intangible assets are recorded in other assets and are reviewed at least annually for events or circumstances that could impact the recoverability of the intangible asset. These events could include loss of customers or employees, increased competition or adverse changes in the economy. To the extent other identifiable intangible assets are deemed unrecoverable, impairment losses are recorded in other operating expense to reduce the carrying amount.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Securities Transactions

Proprietary securities transactions and related commission revenue and expense are recorded on a trade date basis. Customers’ securities transactions are recorded on a settlement date basis with related commissions and clearing expenses recorded on a trade date basis.

Securities

The Company holds certain securities which are classified as trading securities. Securities owned and securities sold, not yet purchased are carried at fair value and unrealized gains and losses are reflected in current period operations.

Investment Banking

Management fees on investment banking transactions and selling concessions are recorded on the trade date. Underwriting fees are generally recorded on the date the underwriting syndicate is closed. Investment management fees are recorded when the services to be performed are completed.

Transfers of Loans

Loans are sold servicing released, and with either no representations or warranties given to the buyer by the Mortgage Company or with representations and warranties given that are identical to those the Mortgage Company received from the seller. Commissions and other transaction-related income associated with the purchases and sales of loans are recognized by the Mortgage Company and then paid to Morgan Keegan, due to the role of Morgan Keegan’s employees in brokering the purchase and sale transactions. Loans held for sale are carried at the lower of aggregate cost or market value. Declines in market value below cost and any gains or losses on the sale of these assets are recognized in other revenues in the combined statements of operations. Market value is determined based on prevailing market prices for loans with similar characteristics or on sale contract prices. Deferred fees and costs related to these loans are not amortized but are recognized as part of the cost basis of the loan at the time it is sold. Mortgage loans are secured by real property. No loans were held at December 31, 2010 or 2009.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Derivative Instruments

Morgan Keegan does not use derivative instruments for trading or hedging purposes. MKFP enters into derivative transactions (primarily interest rate swaps) with customers of Morgan Keegan. For every derivative transaction entered into with a customer, MKFP is required to enter into a mirror transaction with a credit support provider, Deutsche Bank AG. Due to this “pass-through” structure, MKFP retains market risk and limited credit risk of the derivative transactions with customers; the majority of these risks lie with the credit support provider. MKFP records the revenue associated with each transaction as the present value of the expected revenue annuity over the life of the derivative. The present value of the annuity is recorded as revenue on the date of the transaction. During the years ended December 31, 2010, 2009 and 2008, MKFP recorded revenue from derivatives of $2.4 million, $2.6 million and $7.6 million, respectively.

MKFP records the value of each derivative transaction at fair value in either other assets or other liabilities in the combined statements of financial condition and in the operating section of the combined statements of cash flows as increases and decreases of other assets and other liabilities. The changes in fair value associated with each side of the mirror transactions will exactly offset each other. The fair values of the derivatives are estimated using a model that captures data from independent pricing sources to project future cash flows. The cash flows are then discounted to derive an estimate of fair value.

Because the credit and market risk associated with the derivative transactions are assigned to the credit support provider, the only amount at risk to MKFP is the recorded value of the revenue annuity. Should an event of default occur on either side of a mirror transaction before the scheduled termination date of the underlying transaction, the present value of the remaining revenue annuity at the time of default would be subject to loss. The fair value of the revenue annuity at December 31, 2010 and 2009 was $10.0 million and $10.1 million, respectively. A group concentration of credit risk exists because the customers of MKFP are primarily not-for-profit entities such as governments, hospitals, and universities.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for expected future tax consequences. Under this method, deferred tax assets and liabilities are determined by applying the federal and state tax rates to the differences between financial statement carrying amounts and the corresponding tax bases of assets and liabilities. Deferred tax assets are also recorded for any tax attributes, such as tax credit carryforwards and net operating losses. Any effect of a change in federal and state tax rates on deferred tax assets and liabilities is recognized in income tax expense in the period that includes the enactment date. The Company reflects either the expected amount of income tax expense to be refunded or paid during the year within current income tax (benefit)/expense, as applicable.

The Company evaluates the realization of deferred tax assets based on all positive and negative evidence available at the balance sheet date. Realization of deferred tax assets is based on the Company’s judgments, including taxable income within any applicable carryback periods, future projected taxable income, reversal of taxable temporary differences and other tax-planning strategies to maximize realization of the deferred tax assets. A valuation allowance is recorded for any deferred tax assets that are not more-likely-than-not to be realized.

Income tax benefits generated from uncertain tax positions are accounted for using the recognition and cumulative-probability measurement thresholds. Based on the technical merits, if a tax benefit is not more-likely-than-not of being sustained upon examination, the Company records a liability for the recognized income tax benefit. If a tax benefit is more-likely-than-not of being sustained based on the technical merits, the Company utilizes the cumulative probability measurement and records an income tax benefit equivalent to the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with a taxing authority. The Company recognizes interest expense, interest income and penalties related to unrecognized tax benefits within current income tax expense.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from those estimates.

Recently Adopted Application of Accounting Standards

In June 2009, the FASB issued accounting guidance modifying how a company determines when a variable interest entity (VIE) should be consolidated. It also requires a qualitative assessment of an entity’s determination of the primary beneficiary of a VIE based on whether the entity (1) has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance, and (2) has the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. An ongoing reassessment is also required to determine whether a company is the primary beneficiary of a VIE as well as additional disclosures about a company’s involvement in VIEs. The guidance was effective January 1, 2010, and its adoption did not have a material impact to the combined financial statements.

On September 30, 2009, the FASB issued Accounting Standards Update No. 2009-12. ASU 2009-12 amends ASC 820, Fair Value Measurements and Disclosures, by providing additional guidance on measuring the fair value of certain alternative investments. Under the amended guidance, entities are permitted, as a practical expedient, to estimate the fair value of investments within its scope using the net asset value (NAV) per share of the investment as of the reporting entities’ measurement dates. The amended guidance applies only to investments in entities that calculate NAV (or its equivalent, such as member units or an ownership interest in partners’ capital) consistent with the measurement principles of ASC 946, Financial Services – Investment Companies (i.e., entities that measure investment assets at fair value on a recurring basis). The Company adopted the guidance in ASU 2009-12 on January 1, 2010, and the adoption of the guidance did not have material impact on the combined financial statements.

On January 21, 2010, the FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements. ASU 2010-06 amends FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, to require additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose additional information regarding assets and liabilities that are transferred between levels of the fair value hierarchy. Entities are also required to disclose information in the Level 3 rollforward about purchases, sales, issuances and settlements on a gross basis. In

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

addition to these new disclosure requirements, ASU 2010-06 also amends Topic 820 to further clarify existing guidance pertaining to the level of disaggregation at which fair value disclosures should be made and the requirements to disclose information about the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The Company adopted the guidance in ASU 2010-06 on January 1, 2010, and the adoption of the guidance did not have material impact on the combined financial statements.

In February 2010, the FASB issued Update No. 2010 -10, “Consolidation (Topic 810): Amendments for Certain Investment Funds,” which provides for a deferral of the consolidation requirements of Topic 810 resulting from the issuance of FASB Statement No. 167 (Statement 167), Amendments to FASB Interpretation No. 46R,” for a reporting entity’s interest in an entity that has all the attributes of an investment company or for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies (the “deferral”). The deferral does not apply in situations in which a reporting entity has the explicit or implicit obligation to fund losses of an entity that could potentially be significant to the entity. The deferral also does not apply to interests in securitization entities, asset-backed financing entities, or entities formerly considered qualifying special purpose entities. An entity that qualifies for the deferral will continue to be assessed under the overall guidance on the consolidation of variable interest entities in Subtopic 810—10 (before the Statement 167 amendments) or other applicable consolidation guidance, such as the guidance for the consolidation of partnerships in Subtopic 810-20. This guidance does not defer the disclosure requirements of Topic 810, as amended. The amendments in this Update are effective as of the beginning of the first annual reporting period that begins after November 15, 2009, and for interim periods within the first annual reporting period. The adoption of this guidance permits the Company to defer the consolidation requirements of Topic 810 resulting from the issuance of Statement 167 for certain of these entities.

In February 2010, the FASB issued Update No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements,” which amends certain provisions of the current guidance, including the elimination of the requirement for disclosure of the date through which an evaluation of subsequent events was performed in issued and revised financial statements. This guidance was effective for the first interim and annual reporting periods beginning after issuance. The adoption of this new guidance did not have a material impact on the Company’s combined financial statements.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

In July 2010, the FASB issued Accounting Standards Update No. 2010-20, Receivables (Topic 310), related to disclosures about the credit quality of financing receivables and the allowance for credit losses. The amended guidance applies to all financing receivables except for short-term trade receivables and receivables measured at either fair value or the lower of cost or fair value. The objective of the amendment is disclosure of information that enables financial statement users to understand the nature of inherent credit risks, the entity’s method of analysis and assessment of credit risk in estimating the allowance for credit losses, and the reasons for changes in both the receivables and allowances when examining a creditor’s portfolio of financing receivables and its allowance for losses. The Company adopted this guidance as of December 31, 2010, for the disclosures related to end of period financial reporting.

In December 2010, the FASB issued Accounting Standards Update No. 2010-28, Intangibles – Goodwill and Other. ASU 2010-06 describes the considerations entity’s must give regarding whether it is more likely than not that goodwill impairment exists for each reporting unit with a zero or negative carrying amount. As a result, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of the qualitative factors that indicate goodwill is more likely than not impaired. The amended guidance is effective for fiscal years beginning after December 15, 2010, with early adoption prohibited. The adoption of the guidance is not expected to have a material impact to the combined financial statements.

3. Short-Term Borrowings

The Company had total lines of credit with other financial institutions of $640 million and $585 million at December 31, 2010 and 2009, respectively, with expirations prior to December 31, 2011 and 2010, respectively, under which $65 million could be borrowed on an unsecured basis. Outstanding balances against these lines of credit totaled $95.1 million and zero at December 31, 2010 and 2009, respectively. There were no compensating balances associated with these lines of credit. Secured amounts are collateralized by securities held in safekeeping at the respective financial institution. The lines bear interest at rates linked to the federal funds rate. The weighted average rates for the years ended December 31, 2010, 2009 and 2008, were 3.40%, 3.06% and 4.05%, respectively.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

4. Liabilities Subordinated to Claims of General Creditors

There were no liabilities subordinated to claims of general creditors at December 31, 2010 or 2009, or during the each of the three years in the period ended December 31, 2010.

5. Securities and Deposits with Clearing Organizations and Others

Securities owned for trading and other purposes consist of the following, at fair value:

	December 31,	December 31,
	2010	2009

	(In Thousands)

U.S. government obligations	$214,492	$440,787
Corporate bonds	46,471	35,441
Equity securities	173,062	153,586
State and municipal obligations	356,735	266,306
Banker’s acceptances	9,511	11,130
Investments in private equity funds	11,977	19,091

	$812,248	$926,341

At December 31, 2010 and 2009, the Company had pledged $69.7 million and $62.1 million, respectively, in customer-owned securities to cover customer margin requirements with a clearing organization.

State and municipal obligations include an issue with a par value of $12.7 million, which is recorded at an estimated fair value of $3.9 million and $4.7 million at December 31, 2010 and 2009, respectively, as determined by management of the Company, which is the amount expected to ultimately be recovered from the bonds. No interest income is being recorded on these bonds.

At December 31, 2010 and 2009, deposits with clearing organizations and others consist of cash of $21.3 million and $12.8 million, respectively, and securities with a total fair value of $12.1 million and $12.1 million, respectively.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

5. Securities and Deposits with Clearing Organizations and Others (continued)

Securities segregated for regulatory purposes consist of U.S. government obligations with a total fair value of $153.9 million and $113.9 million at December 31, 2010 and 2009, respectively. These securities were on deposit in a special reserve bank account on the dates indicated to satisfy the Company’s reserve requirement under Rule 15c3-3 of the Securities and Exchange Commission.

Securities sold, not yet purchased consist of the following, at fair value:

	December 31
	2010	2009

	(In Thousands)

U.S. government obligations	$146,844	$236,842
Corporate bonds	22,840	14,332
Equity securities	144	3,952
State and municipal obligations	–	105
Banker’s acceptances	3,820	10,961

	$173,648	$266,192

Securities sold, not yet purchased represent obligations of the Company to deliver the specified security at the contracted price and thereby create a liability to purchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk, as the Company’s ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount reflected in the combined statements of financial condition.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

6. Receivables from Brokers, Dealers, and Clearing Organizations

Accounts with brokers, dealers and clearing organizations consist of the following:

	December 31
	2010	2009

	(In Thousands)
Receivables:
Securities failed to deliver	$234,789	$252,561
Due from clearing organizations	33	6,058
Securities borrowed	23,122	19,735
Other	13,540	13,541

	$271,484	$291,895

Payables:
Securities failed to receive	$38,500	$39,079
Due to clearing organizations	1,118	24
Securities loaned	5,401	10,226

	$45,019	$49,329

7. Leases

The Company leases office space, furniture and equipment under noncancelable leases expiring through 2020, with options to renew certain of the leases for up to an additional five years. Some of the office space leases contain escalation provisions. Total rental expense for the years ended December 31, 2010, 2009, and 2008, was $32.6 million, $30.6 million and $27.2 million, respectively. Included in these totals are payments to related parties of $3.5 million, $5.9 million and $5.2 million, respectively.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

7. Leases (continued)

Aggregate future annual minimum rental commitments for the years ending December 31 are as follows (in thousands):

2011	$25,348
2012	20,589
2013	19,402
2014	16,757
2015	15,356
Thereafter	35,025

$132,477

Future minimum rental commitments to related parties included in the amounts above total $12.7 million.

8. Legal Contingencies

Regions and the Company have been named in class-action lawsuits filed in federal and state courts on behalf of investors who purchased shares of certain mutual funds in the Regions Morgan Keegan Fund complex (the Funds) and shareholders of Regions. The Funds were formerly managed by MAM. The complaints contain various allegations, including claims that the Funds and the defendants misrepresented or failed to disclose material facts relating to the activities of the Funds. No class has been certified and, at this stage of the lawsuits, the Company cannot determine the probability of a material adverse result or reasonably estimate a range of potential exposures, if any. However, it is possible that an adverse resolution of these matters may be material to the Company’s combined financial position or results of operations.

Certain of the shareholders in the Funds and other interested parties have entered into arbitration proceedings and individual civil claims, in lieu of participating in the class action lawsuits. Although it is not possible to predict the ultimate resolution or financial liability with respect to these contingencies, management currently believes that the outcome of these proceedings will not have a material effect on the Company’s combined financial position or results of operations.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

8. Legal Contingencies (continued)

On April 7, 2010, Morgan Keegan, MAM and two employees were charged by the U.S. Securities and Exchange Commission (SEC) for allegedly failing to establish and maintain adequate procedures for the pricing of portfolio securities for the Funds, publishing inaccurate net asset values for the Funds and intentionally manipulating the prices of the Funds’ portfolio securities. At the same time, four states, Alabama, Kentucky, Mississippi and South Carolina, instituted administrative charges against Morgan Keegan, MAM and four employees alleging sales practice violations in the marketing and sale of the Funds. Additionally, FINRA instituted administrative proceedings regarding sales literature related to the Funds. On June 22, 2011, Morgan Keegan, MAM and two employees settled all charges related to the Funds. The settlement called for a payment of $210 million, the vast majority of which was to be paid into a Fair Fund for the benefit of investors. Based on management’s evaluation of the related underlying activities and responsibilities outlined in the settlement in 2011, Morgan Keegan paid $35 million, MK Holding, Inc. paid $100 million and MAM, the accounts of which are not included in the combined financial statements, paid $75 million on July 7, 2011. Amounts paid by Morgan Keegan and MK Holding, Inc. were fully reserved for at December 31, 2010, and the related expense was charged to other operating expenses in the year ended December 31, 2010.

In March 2009, Morgan Keegan received a Wells Notice from the SEC’s Atlanta Regional Office related to auction rate securities (ARS) indicating that the SEC staff intended to recommend that the Commission take civil action against the firm. On July 21, 2009, the SEC filed a complaint in United States District Court for the Northern District of Georgia against Morgan Keegan alleging violations of the federal securities laws in connection with ARS that Morgan Keegan underwrote, marketed and sold. On June 28, 2011, the Court granted Morgan Keegan’s Motion for Summary Judgment, dismissing the case brought by the SEC. Beginning in February 2009, Morgan Keegan commenced a voluntary program to repurchase ARS that it underwrote and sold to the firm’s customers, and extended that repurchase program on October 1, 2009, to include certain ARS that were sold by Morgan Keegan to its customers but were underwritten by other firms.

As of December 31, 2010, customers of Morgan Keegan owned approximately $54 million in ARS at par value and Morgan Keegan held approximately $163 million of ARS at fair value on its balance sheet. On July 21, 2009, the Alabama Securities Commission issued a “Show Cause” order to Morgan Keegan arising out of the ARS matter that is the subject of the SEC complaint described above. The order requires Morgan Keegan to show cause why its registration as a broker-dealer should not be suspended or revoked in the State of Alabama and also why it should

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

8. Legal Contingencies (continued)

not be subject to disgorgement, repurchasing all ARS sold to Alabama residents and payment of costs and penalties. Although it is not possible to predict the ultimate resolution or financial liability with respect to the ARS matter, management currently believes that the outcome of this matter will not have a material effect on the Company’s business, combined financial position or results of operations.

The Company is also involved in other litigation arising in the normal course of business. In the opinion of management, after consultation with legal counsel, the ultimate resolution of such litigation will not have a material adverse effect on the Company’s combined financial position or results of operations.

9. Income Taxes

The Company is included in the consolidated federal income tax return of the Parent. The Parent allocates federal income taxes on a separate return basis. The Company, generally, files separate state and local income tax returns but, where applicable, is included in a combined state income tax return with the Parent and certain other subsidiaries of the Parent. If included in a combined return, state and local taxes are calculated as if the Company filed a separate state income tax return.

Significant components of the provision for income taxes for the years ended December 31, 2010, 2009, and 2008, are as follows:

	December 31, 2010	December 31, 2009	December 31, 2008

	(In Thousands)
Federal:
Current	$29,223	$2,326	$54,162
Deferred	(9,135)	30,132	(29,870)

	20,088	32,458	24,292
State:
Current	7,191	(683)	13,621
Deferred	(621)	2,049	(2,031)

	6,570	1,366	11,590

Income tax expense	$26,658	$33,824	$35,882

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

9. Income Taxes (continued)

The reconciliation of income tax computed at the U.S. statutory tax rate to income tax expense is:

	Year Ended December 31, 2010		Year Ended December 31, 2009		Year Ended December 31, 2008

	Amount	Percent	Amount	Percent	Amount	Percent

	(In Thousands)
Federal statutory rate applied to pretax earnings	$(17,274)	(35.0%)	$29,749	35.0%	$33,747	35.0%
State and local taxes, less federal income tax benefit	4,270	8.7	888	1.0	7,577	7.9
Nontaxable interest, less nondeductible interest expense	(1,817)	(3.7)	(1,630)	(1.9)	(4,292)	(4.5)
Non-deductible reserve	43,750	88.7	–	–	–	–
Meals and entertainment	749	1.5	660	0.8	797	0.8
Other – net	(3,020)	(6.2)	4,157	4.9	(1,947)	(2.0)

	$26,658	54.0%	$33,824	39.8%	$35,882	37.2%

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

9. Income Taxes (continued)

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31
	2010	2009

	(In Thousands)
Deferred tax assets:
Deferred compensation	$39,019	$36,282
Litigation reserves	41,515	36,442
Intangibles
Mark-to-market adjustment	–	282
Other	4,029	3,025

Deferred tax asset	84,563	76,031

Deferred tax liabilities:
Depreciation and related items	4,730	7,103
Mark-to-market adjustment	1,592	–
Other	306	748

Deferred tax liability	6,628	7,851

Net deferred tax assets	$77,935	$68,180

Net deferred tax assets are included in other assets on the combined statements of financial condition. Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and concluded that no valuation allowance was necessary in 2010 or 2009.

Uncertain Tax Positions

The following table summarizes the activity related to the Company’s unrecognized tax benefits:

	December 31
	2010	2009

	(In Thousands)
Beginning balance	$1,800	$1,800
Increases	597	–
Decreases	(512)	–

Ending balance	$1,885	$1,800

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

9. Income Taxes (continued)

The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate is $1.8 million for each of the fiscal years ended December 31, 2010, 2009, and 2008.

During the year ended December 31, 2008, $12.7 million of the 2007 unrecognized tax benefit was reduced due to the impact of the resolution with the IRS of the Parent’s federal uncertain tax positions for tax years 1999-2006 on the Company. The remaining balance of $1.8 million relates to several uncertain tax positions arising from issues related to operations of the Company for open tax years.

During 2010, the Internal Revenue Service (IRS) completed the field examination of the Parent and issued Revenue Agent’s Report for the tax years 2007, 2008 and 2009. The Company was included in these reports however no adjustments were proposed that would have a material impact on the Company’s business, financial position, results of operations or cash flows. The Parent has filed a protest with the IRS Appeals Division on adjustments that do not impact the Company, and it is anticipated that the matter will be concluded within the next 12 months. All federal tax years subsequent to the above years are open to examination.

With few exceptions, the Company is no longer subject to state and local income tax examinations for tax years before 2006. Currently, there are disputed tax positions taken in previously filed tax returns with certain states, including positions regarding intellectual property subsidiaries. The Company continues to evaluate these positions and intends to defend proposed adjustments made by these tax authorities.

10. Reverse Repurchase and Repurchase Agreements

Morgan Keegan enters into repurchase agreements with an obligation to repurchase the securities sold reflected as a liability in the combined statement of financial condition. These agreements carry risks of changes in fair value similar to securities held in Morgan Keegan’s inventory. Morgan Keegan also enters into reverse repurchase agreements. The amounts advanced under these agreements represent short-term loans and are reflected as a receivable in the combined statement of financial condition. Securities purchased under agreements to resell are held in safekeeping in Morgan Keegan’s name. Should the market value of the underlying securities decrease below the amount recorded, the counterparty is required to place an equivalent amount of additional securities in safekeeping in the name of Morgan Keegan. Government securities

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

10. Reverse Repurchase and Repurchase Agreements (continued)

segregated in a special reserve bank account for the benefit of customers under rule 15c3-3 of the Securities and Exchange Commission represents securities purchased under an agreement to resell of $153.9 million and $113.9 million at December 31, 2010 and 2009, respectively.

Morgan Keegan minimizes credit risk associated with these activities by monitoring credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited or returned when deemed appropriate. Counterparties are principally primary dealers of U.S. government securities and financial institutions.

11. Employee Benefit Plans

The Company makes discretionary contributions to its 401(k) defined contribution plan covering substantially all employees. Total expenses related to the 401(k) plan for the years ended December 31, 2010, 2009, and 2008, were $5.2 million, $2.1 million and $5.4 million, respectively.

Morgan Keegan also makes discretionary restricted compensation awards, which vest and are amortized over the restriction period, generally five years. Total expenses related to these awards for the years ended December 31, 2010, 2009, and 2008, were $30.0 million, $29.3 million and $24.7 million, respectively.

12. Goodwill and Intangible Assets

Morgan Keegan has determined that its reporting units for purposes of evaluating its goodwill for impairment include the Retail and Institutional reporting units. The Retail reporting unit primarily includes the income statement activity of the private client group. The Institutional reporting unit primarily includes the income statement activity of the investment banking, fixed income capital markets, and equity capital markets units. Activities not included in these reporting units are included in Other, which consists of primarily support activities of the Retail and Institutional reporting units, the income statements of which include support charges for the Other’s support activities. One-time gains and losses are included in Other, as these items do not represent the core activities of the Retail and/or Institutional reporting units.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

12. Goodwill and Intangible Assets (continued)

In connection with the preparation of the combined financial statements, Morgan Keegan has allocated its goodwill to the Retail and Institutional reporting units as of January 1, 2008. The following details the allocation and rollforward of goodwill to the Retail and Institutional reporting units for each income statement period presented:

	Retail	Institutional	Total

	(In Thousands)
January 1, 2008	$264,173	$266,777	$530,950
Additions	–	12,653	12,653
Sales	(3,995)	–	(3,995)

December 31, 2008	$260,178	$279,430	$539,608
Additions	–	5,000	5,000

December 31, 2009	$260,178	$284,430	$544,608
Additions	–	–	–

December 31, 2010	$260,178	$284,430	$544,608

A test of goodwill for impairment consists of two steps. In Step One, the fair value of the reporting unit is compared to its carrying amount. To the extent that the fair value of the reporting unit exceeds the carrying value, impairment is not indicated and no further testing is required. Conversely, if the fair value of the reporting unit is below its carrying amount, Step Two must be performed. Step Two consists of determining the implied fair value of goodwill, which is the net difference between the after-tax valuation adjustments of assets and liabilities and the valuation adjustment to equity (from Step One) of the reporting unit. Adverse changes in the economic environment, industry conditions, company-specific events, declining operations of the reporting unit, or other factors could result in a decline in the estimated implied fair value of goodwill. If the estimated implied fair value is less than the carrying amount, a loss would be recognized to reduce the carrying amount to the estimated implied fair value.

The results of Morgan Keegan’s assessment of goodwill for impairment for the years 2010, 2009 and 2008 indicated no impairment based on step 1 procedures performed as described above. Accordingly, step 2 was not performed.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

12. Goodwill and Intangible Assets (continued)

The fair value of the reporting units is determined using two approaches and several key assumptions. Morgan Keegan utilizes the capital asset pricing model (CAPM) in order to derive the base discount rate. The inputs to the CAPM include the 20-year risk-free rate, 5-year beta for a select peer set, and the market risk premium based on published data. Once the output of the CAPM is determined, a size premium is added (also based on a published source). The table below summarizes the discount rates used in the goodwill impairment tests of the Retail and Institutional reporting unit for the reporting periods indicated:

	2010	2009	2008

Retail	13%	13%	14%
Institutional	14%	14%	14%

The following tables present an analysis of independent changes in market factors or significant assumptions that could adversely impact the results of step 1 for the Retail and Institutional reporting units:

Impact to Fair Value of Equity

Retail	2010		2009		2008
	Dollar Impact	Step 2 Required	Dollar Impact	Step 2 Required	Dollar Impact	Step 2 Required

	Dollars in Thousands
Discount Rate Sensitivity
+1 Percentage Point	$(43,000)	NO	$(46,000)	NO	$(29,000)	NO
+2 Percentage Points	(78,000)	NO	(84,000)	NO	(52,000)	NO
+3 Percentage Points	(108,000)	NO	(116,000)	NO	(73,000)	NO

Tangible Equity/Tangible Asset Ratio Sensitivity
+2 Percentage Points	$(15,000)	NO	$(16,000)	NO	$(18,000)	NO
+4% Percentage Points	(32,000)	NO	(33,000)	NO	(35,000)	NO
+6% Percentage Points	(48,000)	NO	(50,000)	NO	(53,000)	NO

Impact from Changes to Net Income
-10%	$(41,000)	NO	$(41,000)	NO	$(26,000)	NO
-20%	(82,000)	NO	(83,000)	NO	(51,000)	NO
-30%	(123,000)	YES	(124,000)	NO	(77,000)	NO

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

12. Goodwill and Intangible Assets (continued)

Institutional	2010		2009		2008
	Dollar Impact	Step 2 Required?	Dollar Impact	Step 2 Required?	Dollar Impact	Step 2 Required?

	Dollars in Thousands
Discount Rate Sensitivity
+1 Percentage Point	$(71,000)	NO	$(70,000)	NO	$(62,000)	NO
+2 Percentage Points	(129,000)	YES	(126,000)	NO	(114,000)	NO
+3 Percentage Points	(178,000)	YES	(173,000)	NO	(156,000)	YES

Tangible Equity/Tangible Asset Ratio Sensitivity
+2 Percentage Points	$(60,000)	NO	$(56,000)	NO	$(54,000)	NO
+4% Percentage Points	(121,000)	YES	(112,000)	NO	(109,000)	NO
+6% Percentage Points	(182,000)	YES	(169,000)	NO	(164,000)	YES

Impact from Changes to Net Income
-5%	$(45,000)	NO	$(43,000)	NO	$(39,000)	NO
-10%	(90,000)	YES	(86,000)	NO	(77,000)	NO
-15%	(135,000)	YES	(129,000)	NO	(116,000)	NO

Intangible assets, which are included in other assets on the combined statements of financial condition, consist of the following:

	December 31
	2010	2009

	(In Thousands)
Customer lists	$22,416	$22,416
Employment contracts	16,132	16,132

Total amortizable intangible assets	38,548	38,548
Less: accumulated amortization	27,166	21,176

Net amortizable intangible assets	$11,382	$17,372

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

12. Goodwill and Intangible Assets (continued)

Total amortization expense related to these assets for the years ended December 31, 2010, 2009 and 2008, was $6.3 million, $8.2 million, and, $7.0 million, respectively. Estimated aggregate amortization expense for each of the succeeding five fiscal years is as follows (in thousands):

Year Ending:
2011	$3,486
2012	1,086
2013	1,086
2014	819
2015	819

13. Regulatory Requirements

As a registered broker-dealer, Morgan Keegan is subject to the Securities and Exchange Commission’s (SEC) uniform net capital rule (Rule 15c3-1). Morgan Keegan computes its net capital requirements under the alternate method of the rule, which prohibits a broker-dealer from engaging in any securities transactions when its net capital, as defined, is less than 2% of its aggregate debit balances arising from customer transactions. The SEC may also require a member to reduce its business and restrict withdrawal of capital if its net capital is less than 4% of aggregate debit balances, and may prohibit a member firm from expanding its business and declaring cash dividends if its net capital is less than 5% of aggregate debit balances.

At December 31, 2010 and 2009, Morgan Keegan had net capital of $453.6 million and $417.1 million, respectively, which was 101% and 91%, respectively, of its aggregate debit balances and $444.6 million and $407.1 million, respectively, in excess of the 2% net capital requirement.

The Mortgage Company is regulated by the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae). The Mortgage Company is required by Freddie Mac and Fannie Mae regulations to maintain a minimum net worth of $250,000 and $2.5 million, respectively. At December 31, 2010, the Mortgage Company’s net worth, as defined, was $3.0 million in excess of the Freddie Mac requirement and $745,695 in excess of the Fannie Mae requirement. At December 31, 2009, the Mortgage Company’s net worth, as defined, was $2.9 million in excess of the Freddie Mac requirement and $604,941 in excess of the Fannie Mae requirement.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

14. Related-Party Transactions

At December 31, 2010 and 2009, the Company had an unsecured line of credit of $50 million and a secured line of credit of $175 million with Regions Bank, an affiliate, with no outstanding balance at any of the years then ended. There were no compensating balances associated with these lines of credit, and there is no stated expiration. The lines bear interest at the federal funds rate plus 50 basis points.

Amount due to affiliate at December 31, 2010 and 2009, represents approximately $59.5 million and $106.5 million, respectively, payable to the Parent. Of the amounts due to affiliate, $35.0 million and $70.0 million at December 31, 2010 and 2009, respectively, represented a note payable to the Parent by MK Holding, Inc. This note bears interest at a rate equivalent to the one-month London Interbank Offered Rate (LIBOR). Interest expense paid to the Parent during the years ended December 31, 2010, 2009, and 2008, was approximately $2.5 million, $3.3 million and $5.4 million, respectively. These balances arose in the normal course of business.

At December 31, 2010 and 2009, the Company had approximately $24.6 million and $36.0 million, respectively, on deposit with the Parent, which is included in cash on the combined statements of financial condition. Morgan Keegan also receives income from the Parent related to money fund balances and other fees. At December 31, 2010, 2009 and 2008, Morgan Keegan had received approximately $17.1 million, $22.0 million and $32.0 million, respectively, of fee income from the Parent. The majority of this income is included in Investment Management Fees on the combined statement of operations.

The Parent allocates a percentage of its general and administrative expenses to Morgan Keegan monthly based on the amount of support provided by the Parent to Morgan Keegan. For the years ended December 31, 2010, 2009, and 2008, the amount of general and administrative costs allocated by the Parent to Morgan Keegan were $3.2 million, $3.2 million, and $4.6 million, respectively. These amounts represent a market rate for the services provided through this allocation process.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

15. Fair Value of Financial Instruments

The following table presents financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	Level 1	Level 2	Level 3	Fair Value

	(In Thousands)
Assets
Securities segregated for regulatory purposes
U.S. government obligations	$153,900	$–	$–	$153,900

Total securities segregated for regulatory purposes	$153,900	$–	$–	$153,900

Securities owned
U.S. government obligations	$–	$160,504	$53,988	$214,492
Corporate bonds	–	46,471	–	46,471
Equity securities	173,062	–	–	173,062
State and municipal obligations	–	191,891	164,844	356,735
Banker’s acceptances	–	–	9,511	9,511
Investments in private equity funds	$–	$–	$11,977	$11,977

Total securities owned	$173,062	$398,866	$240,320	$812,248

Liabilities
Securities sold, not yet purchased
U.S. government obligations	$–	$141,285	$5,559	$146,844
Corporate bonds	–	22,840	–	22,840
Equity securities	144	–	–	144
Banker’s acceptances	–	–	3,820	3,820

Total securities sold, not yet purchased	$144	$164,125	$9,379	$173,648

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

15. Fair Value of Financial Instruments (continued)

The following table presents financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Level 1	Level 2	Level 3	Fair Value

	(In Thousands)
Assets
Securities segregated for regulatory purposes
U.S. government obligations	$113,900	$–	$–	$113,900

Securities owned	$142,286	$550,252	$214,712	$907,250
Investments in private equity funds	$–	$–	$19,091	$19,091

Total securities owned	$142,286	$550,252	$233,803	$926,341

Liabilities
Securities sold, not yet purchased	$3,957	$261,243	$992	$266,192

Assets and liabilities in all levels could result in volatile and material price fluctuations. Realized and unrealized gains and losses on Level 3 assets represent only a portion of the risk to market fluctuations in the Company’s balance sheet.

Transfers Within the Fair Value Hierarchy

The Company assesses its financial instruments on a quarterly basis to determine the appropriate classification within the fair value hierarchy. Transfers between fair value classifications occur when there are changes in pricing observability levels. Transfers of financial instruments among the levels are deemed to occur at the beginning of the reporting period. There were no transfers between Level 1 and Level 2 classified instruments during the years ended December 31, 2010 and 2009. The following series of tables summarize the changes in fair value associated with Level 3 financial instruments during the years ended December 31, 2010, 2009, and 2008.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

15. Fair Value of Financial Instruments (continued)

The following tables illustrate a rollforward for all assets and (liabilities) measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the years ended December 31, 2010 and 2009:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3 Measurements Only)

	Securities Owned	Securities Sold, Not Yet Purchased

	(In Thousands)
Beginning balance, January 1, 2010	$233,804	$(992)
Total gains/(losses) realized and unrealized included in earnings	23,614	136
Purchases and issuances	13,279,085	42,754
Settlements	(13,323,495)	(40,346)
Transfers in and/or out of Level 3	27,312	(10,931)

Ending balance, December 31, 2010	$240,320	$(9,379)

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3 Measurements Only)

	Securities Owned	Securities Sold, Not Yet Purchased

	(In Thousands)
Beginning balance, January 1, 2009	$395,770	$(118,124)
Total gains/(losses) realized and unrealized included in earnings	(8,052)	(921)
Purchases and issuances	576,468	528,436
Settlements	(624,637)	(536,604)
Transfers in and/or out of Level 3	(105,746)	126,221

Ending balance, December 31, 2009	$233,803	$(992)

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

15. Fair Value of Financial Instruments (continued)

The following tables detail the presentation of both realized and unrealized gains and losses recorded in earnings for Level 3 assets and liabilities for the years ended December 31, 2010, 2009, and 2008:

	Total Gains and Losses (Level 3 Measurements Only)

	Securities Owned	Securities Sold, Not Yet Purchased

	(In Thousands)
Classifications of gains/(losses) both realized and unrealized included in earnings for the period:
Principal transactions	$23,614	$136

Total realized and unrealized gains/(losses) at December 31, 2010	$23,614	$136

	Total Gains and Losses (Level 3 Measurements Only)

	Securities Owned	Securities Sold, Not Yet Purchased

	(In Thousands)
Classifications of gains/(losses) both realized and unrealized included in earnings for the period:
Principal transactions	$(8,052)	$(921)

Total realized and unrealized gains/(losses) at December 31, 2009	$(8,052)	$(921)

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

15. Fair Value of Financial Instruments (continued)

	Total Gains and Losses (Level 3 Measurements Only)

	Securities Owned	Securities Sold, Not Yet Purchased

	(In Thousands)
Classifications of gains/(losses) both realized and unrealized included in earnings for the period:
Principal transactions	$(9,603)	$430

Total realized and unrealized gains/(losses) at December 31, 2008	$(9,603)	$430

The following tables detail the presentation of only unrealized gains and losses recorded in earnings for Level 3 assets and liabilities for the years ended December 31, 2010, 2009, and 2008:

	Securities Owned	Securities Sold, Not Yet Purchased

	(In Thousands)
The amount of total gains and losses for the period included in earnings, attributable to the change in unrealized gains/(losses) relating to assets and liabilities still held at December 31, 2010:
Principal transactions	$(439)	$29

Total unrealized gains/(losses) at December 31, 2010	$(439)	$29

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

15. Fair Value of Financial Instruments (continued)

	Securities Owned	Securities Sold, Not Yet Purchased

	(In Thousands)
The amount of total gains and losses for the period included in earnings, attributable to the change in unrealized gains/(losses) relating to assets and liabilities still held at December 31, 2009:
Principal transactions	$39	$(1)

Total unrealized gains/(losses) at December 31, 2009	$39	$(1)

	Securities Owned	Securities Sold, Not Yet Purchased

	(In Thousands)
The amount of total gains and losses for the period included in earnings, attributable to the change in unrealized gains/(losses) relating to assets and liabilities still held at December 31, 2008:
Principal transactions	$(1,761)	$(217)

Total unrealized gains/(losses) at December 31, 2008	$(1,761)	$(217)

The following table shows the fair value of derivative assets and liabilities recorded on the books which fall within Level 2 of the Company’s hierarchy of valuation inputs to measure fair value:

	December 31, 2010	December 31, 2009

	(In Thousands)
Interest rate swap assets	$226,018	$ 143,275
Interest rate swap liabilities	(226,018)	(143,275)

Net Exposure	$–	$ –

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

16. Financial Instruments With Off-Balance Sheet Risk and Credit Risk

Financial instruments recorded at fair value on the Company’s combined statements of financial condition include securities owned and sold, not yet purchased. Other financial instruments are recorded by Morgan Keegan at contract amounts and include receivables from and payables to brokers, dealers, and clearing organizations, securities purchased under agreements to resell, securities sold under agreements to repurchase, and receivables from and payables to affiliates and customers. Financial instruments carried at contract amounts which approximate fair value, either have short-term maturities (one year or less), are repriced frequently, or bear market interest rates and, accordingly, are carried at amounts approximating fair value.

Morgan Keegan’s activities involve the execution, settlement and financing of various securities transactions, including customer transactions. Customer activities are transacted on either a cash or margin basis. In margin transactions, Morgan Keegan extends credit to the customer, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customer’s account. Such transactions may expose Morgan Keegan to off-balance sheet risk in the event that margin requirements are not sufficient to fully cover losses that customers incur.

Morgan Keegan, as a part of its normal brokerage activities, assumes short positions on securities. The establishment of short positions exposes Morgan Keegan to off-balance sheet risk in the event prices increase, as Morgan Keegan may be obligated to cover such positions at a loss. Morgan Keegan manages its exposure to these instruments by entering into offsetting or other positions in a variety of financial instruments.

As a securities broker-dealer, a substantial portion of Morgan Keegan’s transactions are collateralized. Morgan Keegan’s exposure to credit risk associated with nonperformance in fulfilling contractual obligations pursuant to securities transactions can be directly impacted by volatile trading markets which may impair the customer’s or contra party’s ability to satisfy their obligations to Morgan Keegan. Where considered necessary, Morgan Keegan requires a deposit of additional collateral, or a reduction of securities positions.

If another party to the transaction fails to perform as agreed (such as failure to deliver a security or failure to pay for a security), Morgan Keegan may incur a loss if the market value of the security is different from the contract amount of the transaction.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

16. Financial Instruments With Off-Balance Sheet Risk and Credit Risk (continued)

Morgan Keegan maintains cash deposits in various financial institutions, several of which include amounts in excess of amounts insured by the Federal Deposit Insurance Corporation.

In the normal course of business, Morgan Keegan enters into underwriting and forward and future commitments. At December 31, 2010 and 2009, the contract amount of future contracts to purchase and sell U.S. Government securities was approximately zero and $1 million, respectively, and the contract amount of future contracts to purchase and sell municipal securities was approximately $5 million and $114 million, respectively. Morgan Keegan typically settles its position by entering into equal but opposite contracts and, as such, the contract amounts do not necessarily represent future cash requirements. Settlement of the transactions relating to such commitments is not expected to have a material effect on Morgan Keegan’s financial position. Transactions involving future settlement give rise to market risk, which represents the potential loss that can be caused by a change in the market value of a particular financial instrument. Morgan Keegan’s exposure to market risk is determined by a number of factors, including the size, composition and diversification of positions held, the absolute and relative levels of interest rates, and market volatility.

Additionally, in the normal course of business, Morgan Keegan enters into transactions for delayed delivery, to-be-announced (TBA) securities which are recorded on the combined statements of financial condition at fair value. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from unfavorable changes in interest rates or the market values of the securities underlying the instruments. The credit risk associated with these contracts is typically limited to the cost of replacing all contracts on which Morgan Keegan has recorded an unrealized gain. For exchange-traded contracts, the clearing organization acts as the counterparty to specific transactions and, therefore, bears the risk of delivery to and from counterparties.

While MKFP regularly participates in the trading of some derivative securities for Morgan Keegan’s customers, this trading is not a significant portion of the combined Company’s business.

Morgan Keegan & Company, Inc. and Affiliates

Notes to Combined Financial Statements (continued)

17. Subsequent Events

At the end of the third quarter of 2011, Regions tested goodwill for its Investment Banking / Brokerage / Trust reporting unit, which includes the financial position and activity of the Companies, with a result of no impairment. In the fourth quarter of 2011, Regions received additional information reflecting updated valuations for the Companies’ reporting units, which required Step 2 of the goodwill impairment test. Based on the estimated fair value of equity derived in Step 1 of the goodwill impairment test and the estimated fair values of the assets and liabilities in Step 2, the Companies recorded an impairment charge of all of its goodwill on December 31, 2011.

On January 11, 2012, Regions Financial Corporation entered into a definitive agreement to sell the Companies to Raymond James for $930 million after the declaration of a $250 million dividend to Regions (subject to regulatory approval). The transaction is expected to close by March 31, 2012.